UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Philip G. Heasley will retire as President and Chief Executive Officer and as a member of the board of directors of ACI Worldwide, Inc. (the “Company”) effective December 31, 2019. Mr. Heasley will serve as a consultant through March 31, 2020.

On November 5, 2019, the Company and Mr. Heasley entered into a Retirement and General Release Agreement (the “Agreement”) pursuant to which Mr. Heasley will continue to receive his current salary and benefits through December 31, 2019 and will be eligible for a 2019 cash bonus to the extent previously determined performance goals are achieved and taking into account Mr. Heasley’s performance in connection with the Company’s acquisition of Speedpay and investment in Mindgate Solutions. The Agreement also provides that:

•	unvested stock options relating to 271,304 shares and 17,514 restricted stock units continue to vest as scheduled following December 31, 2019;

•	performance share units (“PSUs”) relating to 263,497 shares will remain outstanding and Mr. Heasley will be eligible to earn and vest in a pro-rated number of PSUs based on the actual performance of the Company and the length of his service time during the applicable performance periods;

•	PSUs relating to 108,820 shares will remain outstanding and continue to vest as scheduled following December 31, 2019 based on the actual performance of the Company; and

•	outstanding PSUs relating to 33,518 shares and unvested restricted stock units relating to 35,026 shares will be forfeited for no consideration.

Pursuant to a consulting agreement entered into between the Company and Mr. Heasley concurrently herewith, and which forms part of the Agreement, Mr. Heasley will be paid $180,000 for consulting during the period from January 1, 2020 through March 31, 2020. The Agreement contains customary confidentiality, nonsolicitation, release and other provisions, and Mr. Heasley has waived severance pay and benefits under his existing employment agreement. The Agreement is filed as Exhibit 10.1 to this Report.

While Mr. Heasley will remain President and Chief Executive Officer through December 31, 2019, Craig Saks, the Company’s Senior Executive Vice President and Chief Operating Officer, will be delegated responsibility for the oversight of the Company’s day-to-day operations in such capacity as would otherwise be performed by the position of Chief Executive Officer of the Company, and Mr. Heasley’s direct reports will report to Mr. Saks until a successor to the Chief Executive Officer position is appointed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	November 5, 2019 Retirement and General Release Agreement between the Company and Philip G. Heasley

99.1	November 7, 2019 Press Release

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President and General Counsel

Date: November 7, 2019